                                                                  Exhibit 10.9


                            FIFTH AMENDMENT TO LEASE
                            ------------------------


         THIS FIFTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 14th day of October, 1998 by and between TIAA REALTY, INC., a Delaware corporation, successor-in-interest to Teachers Insurance and Annuity Association of America, ("Landlord") and FOCAL COMMUNICATIONS CORPORATION OF ILLINOIS (formerly known as Focal Communications Corporation), a Delaware corporation, ("Tenant").


                               W I T N E S S E T H
                               -------------------

         WHEREAS, Landlord's predecessor-in-interest and Tenant have heretofore entered into that certain lease dated as of December 31, 1996 (the "Original Lease"), pursuant to which Landlord leased to Tenant 10,236 rentable square feet located on the lower level (the "Original Space") of the building commonly known as 200 North LaSalle Street, Chicago, Illinois (the "Building");

         WHEREAS, Landlord's predecessor-in-interest and Tenant have heretofore entered into that certain First Amendment to Lease dated May 14, 1997 (the "First Amendment") to evidence Tenant's expansion into the additional space of 6,202 rentable square feet on the eighth (8th) floor of the Building (the "Additional Space"), as more particularly set forth in the First Amendment;

         WHEREAS, Landlord's predecessor-in-interest and Tenant entered into that certain Second Amendment to Lease dated November 15, 1997 (the "Second Amendment") to evidence Tenant's expansion into the additional space of 4,153 rentable square feet on the eighth (8th) floor of the Building (the "Eighth Floor Second Additional Space"), collectively (such Additional Space and the Second Additional Space referred to herein as the "Eighth Floor Space"), as more particularly set forth in the Second Amendment;

         WHEREAS, Landlord's predecessor-in-interest and Tenant entered into that certain Third Amendment to Agreement of Lease dated March 2, 1998 (the "Third Amendment") to evidence Tenant's installation of a communication device, as more particularly set forth in the Third Amendment;

         WHEREAS, Landlord's predecessor-in-interest and Tenant entered into that certain Fourth Amendment to Lease dated April 24, 1998 (the "Fourth Amendment") to extend the term of the Lease with respect to the Eighth Floor Space and to evidence Tenant's expansion into the additional space of 11,956 rentable square feet on the Seventh (7th) Floor of the Building (the "Seventh Floor Space"), as more particularly set forth in the Fourth Amendment (such Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment and as modified or amended from time to time, hereafter is called the "Lease");

         WHEREAS, Landlord's predecessor-in-interest and Tenant desire to amend the Lease according to the terms hereof in order to document the leasing of additional space on the Seventh Floor. This Amendment does not modify the terms of the Lease with respect to the Original Space, the Seventh Floor Space or the Eighth Floor Space;

         NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

         2. Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified in full force and effect.

         3. Seventh Floor Additional Space/Term. Landlord and Tenant hereby agree that beginning on the earlier of December 1, 1998 or the date upon which Tenant commences business operations at the demised premises (the "Seventh Floor Additional Space Commencement Date"), Landlord shall lease to Tenant approximately 4,593 rentable square feet of space on the seventh (7th) floor of the Building as more particularly described on Exhibit A attached hereto (the "Seventh Floor Additional Space") for the remaining portion of the Seventh Floor Space Term (as defined in the Fourth Amendment). The Seventh Floor Additional Space shall be subject to all the terms and conditions of the Lease except to the extent expressly modified or excluded hereby or herein and shall be included in the "Premises" as the term is used in the Lease. Landlord and Tenant hereby acknowledge that notwithstanding anything to the contrary set forth in the Lease, the Seventh Floor Space Term and the Eighth Floor Space Term will each end on June 30, 2003, such date being the Seventh Floor Termination Date and the Eighth Floor Termination Date for all purposes in the Lease.

         4. Seventh Floor Additional Space Rent. Effective as of the Seventh Floor Additional Space Commencement Date and for the duration of the Seventh Floor Additional Space Term, in addition to (and not in substitution for) the Rent payable with respect to the Original Space and the Eighth Floor Space and the Seventh Floor Space under the Lease, Tenant shall pay to Landlord Rent with respect to the Seventh Floor Additional Space as follows:

         A. Base Rent. Base Rent to be paid in monthly installments in advance on or before the first day of each month of the Term of this Lease set forth in the following schedule:

Period                            Annual Base Rent             Monthly Base Rent
--------------------------------------------------------------------------------
Seventh Floor Additional Space    $60,857.25* ($13.25 x 4,593
Commencement Date                 rentable square feet)             $5,071.44
through 6/30/99
--------------------------------------------------------------------------------
7/1/99 through 6/30/00            $63,153.75 ($13.75 x 4,593
                                  rentable square feet)             $5,262.81
--------------------------------------------------------------------------------
7/1/00 through 6/30/01            $65,450.25 ($14.25 x 4,593
                                  rentable square feet)             $5,454,19
--------------------------------------------------------------------------------
7/1/01 through 6/30/02            $67,746.75 ($14.75 x 4,593
                                  rentable square feet)             $5,645.56
--------------------------------------------------------------------------------
7/1/02 through 6/30/03            $70,043.25 ($15.25 x 4,593
                                  rentable square feet)             $5,836.94
--------------------------------------------------------------------------------

*the parties acknowledge that this is an annualized amount and that tenant will not be obligated to pay the entire amount, but rather will be responsible for making monthly payments for the period indicated.


         B. Operating Cost Share Rent. Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount.

         C. Tax Share Rent. Tax Share Rent in an amount equal to the Tenant's Proportionate Share of Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount.

The method of billing and payment of Operating Cost Share Rent and Tax Share Rent are set forth in Section 5 of this Amendment.

         Any provision of the Lease or this Amendment to the contrary notwithstanding, the abatement of Rent payable with respect to the Original Space pursuant to the Schedule of the Lease shall not apply to the payment of Rent with respect to the Seventh Floor Additional Space, and such Rent, with respect to the Seventh Floor Additional Space, shall accrue and Tenant shall be liable for payment thereof without regard to such abatement provision.

         5. Payment of Operating Cost Share Rent and Tax Share Rent. During the Seventh Floor Additional Space Term, Tenant shall pay Operating Expenses Share Rent and Tax Share Rent for the Seventh Floor Additional Space in the manner set forth below.

                  A. Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall reasonably estimate the Operating Costs and Taxes of the Project each Fiscal Year, generally after the beginning of the year. Landlord may revise these estimates, but no more often than twice during any Fiscal Year, whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

                           Within ten (10) days after notice from Landlord setting forth an estimate of Operating Costs for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Operating Costs for such Fiscal Year, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed during the Term. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Operating Costs is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs.

                           Within ten (10) days after notice from Landlord setting forth an estimate of Taxes for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Taxes, multiplied by the number of months that have elapsed during the Term in the applicable Fiscal Year to the date of such payment, including the current month, minus payments previously made by Tenant for the months elapsed. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Taxes is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Taxes. In no event shall anything contained in this Lease be construed to allow Landlord to be reimbursed for greater than one-hundred percent (100%) of the actual Taxes or Operating Costs.


                  B. Correction of Operating Cost Share Rent. As soon as reasonably possible after the end of each Fiscal Year, Landlord shall deliver to Tenant a report for such year (the "Operating Cost Report") setting forth
                           (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's next month's payment of Operating Cost Share Rent, refunding any overage directly to Tenant within a reasonable period of time after the determination of such overage.

                  C. Correction of Tax Share Rent. As soon as reasonably possible after the end of each Fiscal Year, Landlord shall deliver to Tenant a report for such Fiscal Year (the "Tax Report") setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess as a credit against Tenant's next month's payment of Tax Share Rent, refunding any overage directly to Tenant within a reasonable period of time after the determination of such overage.

         The definition of Taxes and Operating Costs shall be as set forth in
Section 2C of the Original Lease.

         "Tenant's Proportionate Share," with respect to the Seventh Floor Additional Space, for calculating the Operating Cost Share Rent and Tax Share Rent is 0.7376% (based upon 4,593 rentable square feet in the Seventh Floor Additional Space and 622,667 rentable square feet in the Building).

         6. Condition of the Seventh Floor Additional Space. Landlord is leasing the Seventh Floor Additional Space to Tenant on the Seventh Floor Additional Space Commencement Date "AS IS", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair, or decorate the Premises or any part thereof.

         7. Tenant's Seventh Floor Additional Space Improvements. Tenant shall improve the Seventh Floor Additional Space, at its own cost and expenses except as provided herein, in accordance with plans and specifications approved in advance by Landlord (such improvements are referred to herein as the "Tenant's Seventh Floor Additional Space Improvements"). Tenant hereby agrees that the plans and specifications for the Tenant's Seventh Floor Additional Space Improvements shall comply with all applicable statutes, ordinances, regulations, laws and codes. Landlord's approval of any of such plans and specifications (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant's Seventh Floor Additional Space Improvements or with respect to the compliance of such Tenant's Seventh Floor Additional Space Improvements and/or the plans and specifications therefor with applicable laws, codes, ordinances and regulations, it being expressly understood that the obligation with respect to the design of the Tenant's Seventh Floor Additional Space Improvements and its compliance with applicable laws, codes, ordinances and regulations rests with the Tenant and the party responsible for preparing such plans and specifications.

         Tenant's Seventh Floor Additional Space Improvements shall be performed in accordance with Sections 5(A)(1)-(5), 5(B), 5(C), and 5(D) of the Lease. All Tenant's Seventh Floor Additional Space Improvements shall be constructed in a good and workmanlike manner, and only good grades of material shall be used. All Tenant's Seventh Floor Additional Space Improvements shall be performed in such a fashion and by such means as necessary to maintain a professional work environment in the areas surrounding the space to be improved. Tenant shall only use labor that will work in peace and harmony with other contractors and workers serving the Building in constructing Tenant's Seventh Floor Additional Space Improvements. Tenant shall use reasonable efforts to avoid actions which may unreasonably interfere with or delay the activities of other contractors serving the Building and other tenants. Tenant shall permit Landlord to observe and monitor all Tenant's Seventh Floor Additional Space Improvements.

         If Tenant completes the Seventh Floor Additional Space Improvements within six (6) months of the Seventh Floor Additional Space Commencement Date, then Landlord hereby agrees to provide Tenant an amount not to exceed seventy-eight thousand eighty-one dollars ($78,081.00) ($17.00 per rentable square foot x 4,593 rentable square feet) (the "Improvement Allowance") to be applied to the cost of the Seventh Floor Additional Space Improvements. Landlord shall deliver the Improvement Allowance, in whole or in part, to Tenant upon Landlord's receipt of paid invoices for such Seventh Floor Additional Space Improvements. Any costs incurred by Tenant with respect to the Seventh Floor Additional Space Improvements in excess of the Improvement Allowance shall be paid by Tenant. If Tenant is entitled to receive the Improvement Allowance and the total cost incurred by Tenant in connection with the Seventh Floor Additional Space Improvements is less than the Improvement Allowance (the difference being the "Excess Allowance"), then Landlord hereby agrees that, at Landlord's option, an amount not in excess of Six Thousand, Eight Hundred and Eighty-Nine and 50/100 Dollars ($6,889.50) ($1.50 x 4,593 rentable square feet) of such Excess Allowance may be used as a credit against the first installments of Base Rent falling due after the Seventh Floor Additional Space Commencement Date or may be paid in cash by Landlord to Tenant, or both.

         8. Brokerage Commission. Tenant represents that it has dealt with no broker in connection with this Amendment other than Miglin-Beitler Management Corporation, and that no other broker is entitled to or has made any claims to any commission or fee in connection with this Amendment. Tenant hereby indemnifies, defends and holds harmless Landlord and its agents and employees from all claims of any broker arising through Tenant in connection with this Amendment.

         9. Incorporation of Lease. Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references herein to the Lease shall include this Amendment, and (c) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

         10. Defined Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease. The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

         11. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


LANDLORD:                                    TENANT:

TIAA REALTY, INC.                            FOCAL COMMUNICATIONS
a Delaware corporation                       CORPORATION OF ILLINOIS
                                             a Delaware corporation
By:  Teachers Insurance and
     Annuity Association of America,
     a New York corporation,
     its authorized representative


By: /s/ S. Marc Flannery                     By: /s/ Brian F. Addy
   -----------------------------                -----------------------------
Name:   S. Marc Flannery                     Name:   Brian F. Addy
     ---------------------------                  ---------------------------
Title:                                       Title:  Executive Vice President
      --------------------------                   --------------------------

                                    Exhibit A

                     [Seventh Floor Floorplan Appears Here]






                              THE FLORSHEIM TOWER
                      200 NORTH LASALLE CHICAGO, IL 60601
                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                   ------------------------------------------
                     MIGLIN-BEITLER MANAGEMENT CORPORATION
                   (312) 346-1400 UPDATED SEPTEMBER 25, 1998